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Exhibit 10.12

STOCK SUBSCRIPTION AGREEMENT

        THIS STOCK SUBSCRIPTION AGREEMENT, dated as of August 11, 2006 (this "Agreement"), is by and among Paradigm Geotechnology B.V., a private limited liability company organized and existing under the laws of The Netherlands (the "Company"), and each of the several purchasers named in Schedule I attached hereto (each, a "Subscriber" and collectively, the "Subscribers").

        Section 1.    Subscription to Purchase the Ordinary Shares.    Each Subscriber hereby irrevocably subscribes and agrees to purchase the number of shares of the Company's ordinary shares, par value one euro cent (€0.01) per share (the "Ordinary Shares") set forth opposite the name of such Subscriber in Schedule I, at a purchase price of $9.15 per Ordinary Share. The Company's agreement with each Subscriber is a separate agreement, and the sale of the Ordinary Shares to each Subscriber is a separate sale.

        Section 2.    Payment for the Ordinary Shares.    The purchase and sale of the Ordinary Shares will be consummated as of the Initial Closing Date (as that term is defined in the Share Purchase and Contribution Agreement, dated as of July 5, 2006 (the "SPA"), by and between Paradigm Geotechnology Holdings B.V., a privated limited liability company organized and existing under the laws of The Netherlands ("Fox Paine"), the entities and natural persons party thereto as "Initial Sellers" and the Company), conditioned upon the consummation of the other Transactions (as defined in the SPA). On the Initial Closing Date, each Subscriber will pay and deliver to the Company (or as otherwise directed by the Company) the aggregate purchase price for the Ordinary Shares as set forth opposite such Subscriber's name in Schedule I, in the form of a wire transfer to the Company to the account set forth in Schedule II in immediately available funds (the "Payment").

        Section 3.    Execution of the New Shareholders' Agreement.    Each of the Subscribers will sign and deliver the New Shareholders' Agreement (as defined in the SPA) on the Initial Closing Date.

        Section 4.    Deed of Issuance.    On the Initial Closing Date, the Company and each of the Subscribers will execute a notarial deed of issuance with respect to the Ordinary Shares to be issued to each of the Subscribers, substantially in the form attached as Annex A, to be executed in the Netherlands on the Initial Closing Date before the Notary (as defined in the SPA).

        Section 5.    Representations and Warranties of the Subscribers.

          (a)   Each Subscriber hereby represents and warrants to the Company and each of the other Subscribers that, in connection with the purchase of the Ordinary Shares, such Subscriber understands and acknowledges that (i) none of the Ordinary Shares have been or will be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, (ii) the Ordinary Shares are being offered by the Company in a transaction not requiring registration under the Securities Act, and (iii) the Ordinary Shares may not be offered, sold, pledged or otherwise transferred by the Subscribers except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

          (b)   Each of the Subscribers understands that the Ordinary Shares are being offered and sold in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act and/or Regulation S under the Securities Act. Each of the Subscribers represents that either (i) it is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act, or (ii) it is not a "U.S. Person" (as defined in Regulation S under the Securities Act) and is not acquiring the Ordinary Shares for the account or benefit of any U.S. person and that it will acquire the Ordinary Shares in an "offshore transaction" (as defined in Regulation S under the Securities Act).

          (c)   Each of the Subscribers represents and warrants that it is purchasing the Ordinary Shares for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other applicable securities laws, subject to its ability to resell such Ordinary Shares pursuant to an effective registration statement under the Securities Act or any other applicable securities laws or pursuant to an exemption there from or in a transaction not subject thereto.

          (d)   Each of the Subscribers represents that it is eligible to purchase the Ordinary Shares under the laws applicable to such Subscriber.

          (e)   Each of the Subscribers represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Ordinary Shares and is aware that it will be required to bear the economic risk of an investment in the Ordinary Shares for a certain period of time.

        IN WITNESS WHEREOF, the parties to this Agreement have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

PARADIGM GEOTECHNOLOGY B.V.
By:	/s/ SHAI BUBER
Name:	Shai Buber
Title:	Attorney in Fact
SUBSCRIBERS:
PARADIGM GEOTECHNOLOGY HOLDINGS B.V.
By:	/s/ TROY THACKER
Name:	Troy Thacker
Title:	Managing Director
JOHN W. GIBSON, JR.
By:	/s/ JOHN W. GIBSON, JR.
ELIJIO V. SERRANO
By:	/s/ ELIJIO V. SERRANO
JORGE MACHNIZH
By:	/s/ JORGE MACHNIZH
DAVID A. VERDUN
By:	/s/ DAVID A. VERDUN
FOSTER WILLIAMS
By:	/s/ FOSTER WILLIAMS

JONATHAN KELLER
By:	/s/ JONATHAN KELLER
SHAI BUBER
By:	/s/ SHAI BUBER
FCPR GALILEO III
By:	/s/ JOEL ILLEGIBLE
Name:	Joel Illegible
Title:
R CAPITAL TECHNOLOGIES
By:	/s/ JÊROME PUJOL
Name:	Jêrome Pujol
Title:
R CAPITAL PRIVÉ TECHNOLOGIES
By:	/s/ JÊROME PUJOL
Name:	Jêrome Pujol
Title:
MATIGNON TECHNOLOGIES
By:	/s/ ILLEGIBLE CONNAN
Name:	Illegible Connan
Title:
BLUE INSIDER
By:	/s/ GALILEO
Name:	Galileo
Title:

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STOCK SUBSCRIPTION AGREEMENT